UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

Nightfood Holdings, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-55406	46-3885019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 White Plains Road – Suite 500, Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

888-888-6444

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Nightfood Holdings, Inc. Common Stock	NGTF	OTCQB

Item 1.01 Entry Into a Material Definitive Agreement.

Registrant entered into a Security Purchase Agreement and Convertible Promissory note dated December 21, 2020, and funded on December 21, 2020 with net proceeds of $187,000. The lender was Eagle Equities, LLC. The new note carries an 8% interest rate and has a maturity date of twelve (12) months from the date of execution. Should the Note not be paid in full prior to maturity, any remaining balance would be convertible into the Registrant’s common stock at a discount to market.

Eagle has been providing similarly structured financing to registrant since September 8, 2017. The majority of these funds will go towards operating and production expenses, and marketing and brand awareness to support the ongoing roll-out of Nightfood Ice Cream.

The forgoing is a summary of the note and securities purchase agreement and is qualified in its entirety by the note and security purchase agreement, which are exhibits hereto.

Item 8.01 Other Events.

On December 22, 2020, the Registrant entered into a new Consulting Agreement with CEO Sean Folkson. This new agreement goes into effect on January 1, 2021 and includes a modified compensation structure.

Cash compensation in the Original Agreement consisted of a $6,000 monthly consulting fee for all of Folkson’s services. Such compensation began to accrue pursuant to the Original Agreement going back to January 1, 2015.

In the new Consulting Agreement, Folkson’s cash compensation remains unchanged from $6,000 monthly.

In addition, as a performance bonus, Folkson shall earn Warrants when the Company hits certain revenue milestones.

A block of Warrants with a $.50 strike price will be earned subsequent to the first quarter where revenues exceed $1,000,000. An additional block of Warrants with a $.50 strike price shall be earned subsequent to the first quarter where revenues exceed $3,000,000. An additional block of Warrants with a $1.00 strike price shall be earned subsequent to the first quarter where revenues exceed $5,000,000.

The new provisions include Folkson now having the opportunity to earn additional warrants through other Company milestones, including entry into a strategic partnership with a multi-national food and beverage company, and through certain other Net Revenue milestones related to “non-traditional” distribution channels.

Any quarterly revenue-based Warrants earned as part of this Agreement shall carry a cashless provision, and exercise must occur within 90 days of the respective quarterly or annual filing, or the Warrants shall expire. Any other Warrants earned as part of this Agreement shall also carry a cashless provision, and exercise must occur within 3 years after the date of the milestone, or the Warrants shall expire.

The Consulting Agreement is an exhibit hereto.

Item 9.01   Financial Statements and Exhibits

Financial Information

None

Exhibits:

10.1	Securities Purchase Agreement – Eagle Equities LLC
10.2	Note – Eagle Equities LLC
10.3	Sean Folkson Consulting Agreement December 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIGHTFOOD HOLDINGS, INC.

December 22, 2020	By:	/s/ Sean Folkson
Sean Folkson
Chief Executive Officer

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